Exhibit 99.1
Sipex Announces New Senior Vice President of Operations
Monday October 10, 4:15 pm ET
MILPITAS, Calif., Oct. 10 /PRNewswire-FirstCall/ — Sipex Corporation (SPIX.PK) announces today that Joel Camarda will join the Company as the new Senior Vice President of Operations effective on November 7, 2005. Joel has over 30 years of semiconductor industry experience with some of the leaders within our industry.
“Joel brings a blend of semiconductor manufacturing and even semiconductor equipment expertise that will be valuable to our company,” said Ralph Schmitt, CEO of Sipex. “He has been in multiple companies where he transferred an internal manufacturing model into an outsourced model. This knowledge is critical to our success.”
In his most recent assignment with Kulicke & Soffa (K&S) Industries, Joel served as the Vice President of Operations for their Test Products Division, after having run both their Substrates and Flip Chip Divisions. Prior to K&S, he ran the operations for Silicon Storage Technology, Inc.
Joel earned his BS in Engineering from New York University’s School of Engineering and started his career as a Senior Manufacturing Engineer for National Semiconductor Corporation, Santa Clara, CA. He further broadened his extensive experience with industry leaders such as Rockwell and Cypress.
“I see huge potential at Sipex and am excited to attack the challenge of making the transition to a fabless model,” added Joel Camarda, Sr. VP of Operations of Sipex. “I am anxious to get started as we have much work ahead of us. I am counting on the support of our external partners and looking forward to working closely with the talented Sipex operations team.”
About Sipex
Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (IC). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in automotive, portable products, computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, California with additional offices in Belgium, Canada, China, Germany, Japan and Taiwan. Sipex sells products direct and through its distribution channels. For more information about Sipex, visit www.sipex.com.
Forward-Looking Statements
This press release contains forward-looking statements. Statements regarding the Company’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, the forward- looking statements include statements about the Company’s beliefs regarding a blend of semiconductor manufacturing and semiconductor equipment expertise will be valuable to Sipex, and the knowledge of transferring an internal manufacturing model into an outsourced model is critical to the success of the Company. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including overall economic conditions in the U.S. and abroad, demand for electronic products and semiconductors in general, demand for the end-user products for which the Company’s semiconductors are suited, the Company’s relationships with customers and distributors in North America, Europe and Asia, as well as other customers and distributors, the Company’s ability to move new product designs into production and to successfully market and sell new products and the ability of the Company to manage expenses, production and shipment levels and improve gross margins. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
For Further Information Contact:
Ralph Schmitt
Chief Executive Officer and Member of the Board of Directors
Phone: 408-934-7500
Fax: 408-935-7600